Exhibit 99.1
Press Release
Release date: November 3, 2022
Uniti Group Inc. Reports Third Quarter 2022 Results
Raises 2022 Outlook
Gross Install Monthly Recurring Revenue Up ~45% from the Prior Year Third Quarter
•Net Loss of $155.7 million or $0.66 Per Diluted Common Share for the Third Quarter Due to Non-Cash Items
•Adjusted EBITDA and AFFO Grew 3.6% and 2.4% for the Third Quarter, Respectively, from the Prior Year Third Quarter
•AFFO Per Diluted Common Share of $0.43 for the Third Quarter
LITTLE ROCK, Ark., November 3, 2022 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the third quarter 2022.

“The demand for our mission critical fiber infrastructure remains robust across all of our customer segments as evidenced by our sixth consecutive quarter of elevated new sales bookings and another strong quarter of gross install activity. Our strategy continues to focus on buying or building mission critical fiber infrastructure, and then leasing that infrastructure to anchor and additional lease-up customers at attractive economics. This strategy has resulted in Uniti creating the second largest independent fiber network in the country consisting of 134,000 route miles, and along with the tailwinds in our industry and the relatively untapped capacity in our network, provides sustainable and profitable growth opportunity for many years,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “Uniti remains well positioned to weather the current economic headwinds through our $7 billion of revenue under contract with an average remaining term of 8 years, the strengthening of our balance sheet, lower capital intensity, and with 96% of our debt fixed-rate and no significant debt maturities before mid-2024.”
QUARTERLY RESULTS
Consolidated revenues for the third quarter of 2022 were $283.1 million.  Net loss and Adjusted EBITDA were $155.7 million and $225.1 million, respectively, for the same period.  Net loss attributable to common shares was $155.9 million for the period, and includes a $216.0 million goodwill impairment charge related to our Uniti Fiber segment that was driven by an increase in the macro interest rate environment.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $112.6 million, or $0.43 per diluted common share.
Uniti Fiber contributed $74.5 million of revenues and $28.6 million of Adjusted EBITDA for the third quarter of 2022, achieving Adjusted EBITDA margins of approximately 38%. Uniti Fiber’s net success-based capital expenditures during the quarter were $26.3 million.

Uniti Leasing contributed revenues of $208.6 million and Adjusted EBITDA of $203.2 million for the third quarter, representing growth of 4.6% for each respectively when compared to the third quarter of 2021.  During the quarter, Uniti Leasing deployed capital expenditures of $71.9 million primarily related to the construction of approximately 2,250 new route miles of valuable fiber infrastructure.
LIQUIDITY
At quarter-end, the Company had approximately $268.4 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter-end was 5.80x based on net debt to third quarter 2022 annualized Adjusted EBITDA.
On November 1, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on December 30, 2022, to stockholders of record on December 16, 2022.
UPDATED FULL YEAR 2022 OUTLOOK
The Company is updating its 2022 outlook primarily for business unit level revisions and the impact of transaction related and other costs incurred to date.  Our 2022 outlook excludes future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.
The Company’s consolidated outlook for 2022 is as follows (in millions):

	Full Year 2022
Revenue	$1,123	to	$1,141
Net (loss) income attributable to common shareholders (1)	(12)	to	6
Adjusted EBITDA (2)	891	to	909
Interest expense, net (3)	390	to	390

Attributable to common shareholders:
FFO (1) (2)	200	to	218
AFFO (2)	441	to	459

Weighted-average common shares outstanding - diluted	267	to	267
__________________________
(1) Includes $216 million goodwill impairment charge.
(2) See “Non-GAAP Financial Measures” below.
(3) See “Components of Interest Expense” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time).  The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here.  A replay of the call will be available on the Investor Relations website beginning today at approximately 12:00 PM Eastern Time.
ABOUT UNITI
Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of September 30, 2022, Uniti owns approximately 134,000 fiber route miles, 8.0 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2022 financial outlook, expectations regarding strong demand trends, our business strategies, growth prospects, our ability to sustain difficult economic conditions, industry trends, sales opportunities, and operating and financial performance.
Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate investment trusts; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.
Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.
NON-GAAP PRESENTATION
This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2022	December 31, 2021
Assets:
Property, plant and equipment, net	$3,693,581	$3,508,939
Cash and cash equivalents	43,394	58,903
Accounts receivable, net	41,317	38,455
Goodwill	385,878	601,878
Intangible assets, net	342,291	364,630
Straight-line revenue receivable	62,137	41,323
Operating lease right-of-use assets, net	86,212	80,271
Other assets	83,762	38,900
Investment in unconsolidated entities	38,990	64,223
Deferred income tax assets, net	33,444	11,721
Total Assets	$4,811,006	$4,809,243

Liabilities and Shareholders' Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$137,019	$86,868
Settlement payable	248,117	239,384
Intangible liabilities, net	169,765	177,786
Accrued interest payable	57,848	109,826
Deferred revenue	1,197,375	1,134,236
Derivative liability, net	822	10,413
Dividends payable	658	1,264
Operating lease liabilities	64,681	57,355
Finance lease obligations	15,569	15,348
Notes and other debt, net	5,179,327	5,090,537
Total liabilities	7,071,181	6,923,017

Commitments and contingencies

Shareholders' Deficit:
Preferred stock, $0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000 shares authorized, issued and outstanding: 237,261 shares at September 30, 2022 and 234,779 at December 31, 2021	24	23
Additional paid-in capital	1,227,905	1,214,830
Accumulated other comprehensive loss	(688)	(9,164)
Distributions in excess of accumulated earnings	(3,489,718)	(3,333,481)
Total Uniti shareholders' deficit	(2,262,477)	(2,127,792)
Noncontrolling interests - operating partnership units and non-voting convertible preferred stock	2,302	14,018
Total shareholders' deficit	(2,260,175)	(2,113,774)
Total Liabilities and Shareholders' Deficit	$4,811,006	$4,809,243

Uniti Group Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Leasing	$208,623	$199,485	$618,878	$590,478
Fiber Infrastructure	74,480	67,262	226,234	217,035
Total revenues	283,103	266,747	845,112	807,513

Costs and Expenses:
Interest expense, net	97,731	94,793	290,280	341,762
Depreciation and amortization	73,516	70,530	217,276	211,165
General and administrative expense	26,863	25,077	75,818	75,800
Operating expense (exclusive of depreciation and amortization)	36,291	34,167	108,184	105,436
Goodwill impairment (Note 2)	216,000	—	216,000	—
Transaction related and other costs	2,375	1,063	7,324	5,624
Gain on sale of real estate	(94)	—	(344)	(442)
Gain on sale of operations	(176)	—	(176)	(28,143)
Other (income) expense, net	74	283	(8,254)	8,758
Total costs and expenses	452,580	225,913	906,108	719,960

(Loss) income before income taxes and equity in earnings from unconsolidated entities	(169,477)	40,834	(60,996)	87,553
Income tax (benefit) expense	(13,056)	(2,244)	(10,183)	283
Equity in earnings from unconsolidated entities	(672)	(604)	(1,696)	(1,549)
Net (loss) income	(155,749)	43,682	(49,117)	88,819
Net (loss) income attributable to noncontrolling interests	(70)	316	135	984
Net (loss) income attributable to shareholders	(155,679)	43,366	(49,252)	87,835
Participating securities' share in earnings	(226)	(283)	(897)	(864)
Dividends declared on convertible preferred stock	(5)	(3)	(15)	(8)
Net (loss) income attributable to common shareholders	$(155,910)	$43,080	$(50,164)	$86,963

Net (loss) income attributable to common shareholders - Basic	$(155,910)	$43,080	$(50,164)	$86,963
Impact of if-converted dilutive securities	—	2,984	—	—
Net (loss) income attributable to common shareholders - Diluted	$(155,910)	$46,064	$(50,164)	$86,963

Weighted-average number of common shares outstanding:
Basic	235,739	233,513	235,483	232,269
Diluted	235,739	264,421	235,483	232,540

Earnings (loss) per common share:
Basic	$(0.66)	$0.18	$(0.21)	$0.37
Diluted	$(0.66)	$0.17	$(0.21)	$0.37

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flow from operating activities
Net (loss) income	$(49,117)	$88,819
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	217,276	211,165
Amortization of deferred financing costs and debt discount	13,510	13,723
Loss on debt extinguishment	—	43,369
Interest rate swap termination	8,488	8,488
Deferred income taxes	(21,723)	(2,270)
Equity in earnings of unconsolidated entities	(1,696)	(1,549)
Distributions of cumulative earnings from unconsolidated entities	2,959	2,933
Cash paid for interest rate swap settlement	(9,591)	(9,291)
Straight-line revenues and amortization of below-market lease intangibles	(31,066)	(22,455)
Stock-based compensation	9,664	10,963
Change in fair value of contingent consideration	—	21
Goodwill impairment (see Note 2)	216,000	—
Gain on sale of unconsolidated entity (see Note 5)	(7,923)	—
Gain on sale of real estate	(344)	(442)
Gain on sale of operations	(176)	(28,143)
Loss (gain) on asset disposals	902	(232)
Accretion of settlement obligation	8,733	13,006
Other	(126)	97
Changes in assets and liabilities:
Accounts receivable	(2,863)	23,938
Other assets	7,756	(150)
Accounts payable, accrued expenses and other liabilities	(75,556)	1,363
Net cash provided by operating activities	285,107	353,353

Cash flow from investing activities
Capital expenditures	(292,666)	(276,010)
Proceeds from sale of unconsolidated entity (see Note 5)	32,527	—
Proceeds from sale of real estate, net of cash	575	1,034
Proceeds from sale of operations	541	62,113
Proceeds from sale of other equipment	338	1,143
Net cash used in investing activities	(258,685)	(211,720)

Cash flow from financing activities
Repayment of debt	—	(1,660,000)
Proceeds from issuance of notes	—	1,680,000
Dividends paid	(107,362)	(105,941)
Payments of settlement payable	—	(73,516)
Payments of contingent consideration	—	(2,979)
Distributions paid to noncontrolling interest	(217)	(1,700)
Payment for exchange of noncontrolling interest	(4,620)	—
Borrowings under revolving credit facility	180,000	290,000
Payments under revolving credit facility	(105,000)	(220,000)
Finance lease payments	(887)	(1,745)
Payments for financing costs	—	(25,755)
Payment of tender premium	—	(25,800)
Employee stock purchase program	589	672
Payments related to tax withholding for stock-based compensation	(4,434)	(2,652)
Net cash used in financing activities	(41,931)	(149,416)
Net increase in cash and cash equivalents	(15,509)	(7,783)
Cash and cash equivalents at beginning of period	58,903	77,534
Cash and cash equivalents at end of period	$43,394	$69,751

Uniti Group Inc.
Reconciliation of Net Income to FFO and AFFO
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income attributable to common shareholders	$(155,910)	$43,080	$(50,164)	$86,963
Real estate depreciation and amortization	53,118	53,620	157,436	159,175
Gain on sale of real estate assets, net of tax	(94)	—	(344)	(442)
Participating securities share in earnings	226	283	897	864
Participating securities share in FFO	(226)	(635)	(1,788)	(1,660)
Real estate depreciation and amortization from unconsolidated entities	436	646	1,931	1,876
Adjustments for noncontrolling interests	(24)	(412)	(235)	(1,979)
FFO attributable to common shareholders	(102,474)	96,582	107,733	244,797
Transaction related and other costs	2,375	1,063	7,324	5,624
Change in fair value of contingent consideration	—	—	—	21
Amortization of deferred financing costs and debt discount	4,495	4,352	13,510	13,723
Write off of deferred financing costs and debt discount	—	—	—	22,828
Costs related to the early repayment of debt	—	—	—	28,485
Stock based compensation	3,151	4,166	9,664	10,963
Gain on sale of unconsolidated entity, net of tax	—	—	(1,212)	—
Gain on sale of operations	(176)	—	(176)	(28,143)
Non-real estate depreciation and amortization	20,398	16,910	59,840	51,990
Goodwill impairment	216,000	—	216,000	—
Straight-line revenues and amortization of below-market lease intangibles	(9,918)	(8,240)	(31,066)	(22,455)
Maintenance capital expenditures	(2,314)	(1,938)	(7,136)	(6,322)
Other, net	(19,182)	(2,949)	(35,412)	(4,958)
Adjustments for equity in earnings from unconsolidated entities	319	119	887	733
Adjustments for noncontrolling interests	(96)	(120)	(137)	(990)
AFFO attributable to common shareholders	$112,578	$109,945	$339,819	$316,296

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders - Basic	$(102,474)	$96,582	$107,733	$244,797
Impact of if-converted dilutive securities	—	2,984	8,999	8,937
FFO Attributable to common shareholders - Diluted	$(102,474)	$99,566	$116,732	$253,734

AFFO Attributable to common shareholders - Basic	$112,578	$109,945	$339,819	$316,296
Impact of if-converted dilutive securities	3,450	3,450	10,350	10,350
AFFO Attributable to common shareholders - Diluted	$116,028	$113,395	$350,169	$326,646

Weighted average common shares used to calculate basic earnings (loss) per common share	235,739	233,513	235,483	232,269
Impact of dilutive non-participating securities	376	338	355	271
Impact of if-converted dilutive securities	31,691	30,570	31,691	30,570
Weighted average common shares used to calculate diluted FFO and AFFO per common share	267,806	264,421	267,529	263,110

Per diluted common share:
EPS	$(0.66)	$0.17	$(0.21)	$0.37
FFO	$(0.43)	$0.38	$0.44	$0.96
AFFO	$0.43	$0.43	$1.31	$1.24

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(155,749)	$43,682	$(49,117)	$88,819
Depreciation and amortization	73,516	70,530	217,276	211,165
Interest expense, net	97,731	94,793	290,280	341,762
Income tax expense	(13,056)	(2,244)	(10,183)	283
EBITDA	2,442	206,761	448,256	642,029
Stock based compensation	3,151	4,166	9,664	10,963
Transaction related and other costs	2,375	1,063	7,324	5,624
Goodwill impairment	216,000	—	216,000	—
Gain on sale of operations	(176)	—	(176)	(28,143)
Gain on sale of real estate	(94)	—	(344)	(442)
Other, net	600	4,472	(6,534)	14,569
Adjustments for equity in earnings from unconsolidated entities	755	765	2,816	2,609
Adjusted EBITDA	$225,053	$217,227	$677,006	$647,209

Adjusted EBITDA:
Leasing	$203,209	$194,303	$602,531	$577,937
Fiber Infrastructure	28,586	27,556	93,628	86,716
Corporate	(6,742)	(4,632)	(19,153)	(17,444)
	$225,053	$217,227	$677,006	$647,209

Annualized Adjusted EBITDA (1)	$900,212

As of September 30, 2022:
Total Debt (2)	$5,265,569
Cash and cash equivalents	43,394
Net Debt	$5,222,175

Net Debt/Annualized Adjusted EBITDA	5.80x
(1)Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.
(2)Includes $15.6 million of finance leases, but excludes $70.7 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2022
Net (loss) income attributable to common shareholders - Basic	$(12) to $6
Noncontrolling interest share in earnings	1
Participating securities' share in earnings	1
Net (loss) income (2)	(10) to 8
Interest expense, net (3)	390
Depreciation and amortization	290
Income tax benefit	(11)
EBITDA (2)	659 to 677
Stock-based compensation	13
Gain on sale of unconsolidated entities (4)	(8)
Goodwill impairment	216
Transaction related and other costs (5)	7
Adjustment for unconsolidated entities	3
Adjusted EBITDA (2)	$891 to $909
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add due to rounding.
(3)See “Components of Projected Interest Expense” below.
(4)Represents gain on sale of remaining investment interest in Harmoni Towers.
(5)Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.
Projected Future Results (1)
(Per Diluted Share)

Year Ended December 31, 2022
Net (loss) income attributable to common shareholders – Basic	$(0.05) to $0.02
Real estate depreciation and amortization	0.89
Participating securities share in earnings	—
Participating securities share in FFO	—
Adjustments for noncontrolling interests	—
Adjustments for unconsolidated entities	0.01
FFO attributable to common shareholders – Basic (2)	$0.85 to $0.93
Impact of if-converted securities	(0.06)
FFO attributable to common shareholders – Diluted (2)	$0.79 to 0.86

FFO attributable to common shareholders – Basic (2)	$0.85 to $0.93
Transaction related and other costs (3)	0.03
Amortization of deferred financing costs and debt discount	0.08
Accretion of settlement payable (4)	0.05
Stock-based compensation	0.06
Non-real estate depreciation and amortization	0.34
Goodwill impairment	0.92
Straight-line revenues	(0.17)
Maintenance capital expenditures	(0.04)
Other, net (5)	(0.24)
Adjustments for noncontrolling interests	—
AFFO attributable to common shareholders – Basic (2)	$1.87 to $1.95
Impact of if-converted securities	(0.17)
AFFO attributable to common shareholders – Diluted (2)	$1.70 to $1.77
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)Future transaction related and other costs are not included in our current outlook.
(4)Represents the accretion of the Windstream settlement payable to its stated value.  At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.7% and reduced by the scheduled quarterly payments.
(5)Includes gain of sale of the remaining investment interest in Harmoni Towers.

Components of Projected Interest Expense (1)
(In millions)

Year Ended December 31, 2022
Interest expense on debt obligations	$351
Capitalized interest	—
Accretion of Windstream settlement payable	12
Amortization of deferred financing cost and debt discounts	18
Swap termination (2)	9
Interest expense, net (3)	$390
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)Represents recognition of deferred interest expense attributable to the discontinuance of hedge accounting on interest rate swaps.
(3)The components of interest expense may not add to the total due to rounding.
NON-GAAP FINANCIAL MEASURES
We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.
We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.
Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.
The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, executive severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.
Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:
Paul Bullington, 251-662-1512
Senior Vice President, Chief Financial Officer & Treasurer
paul.bullington@uniti.com
Bill DiTullio, 501-850-0872
Vice President, Finance and Investor Relations
bill.ditullio@uniti.com